                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  Alfin, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  Alfin, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  ALFIN, INC.

                   720 FIFTH AVENUE, NEW YORK, NEW YORK 10019
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 28, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Alfin, Inc., a New York corporation (the "Company") will be held at the Omni Berkshire Hotel, 21 East 52nd Street, New York, New York, on March 28, 1996, at 3:00 p.m. (New York time), for the following purposes:

     (1) To elect a board of five (5) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

     (2) To ratify the selection of Arthur Andersen & Co. as independent public accountants for the Company for fiscal 1996; and

     (3) To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The shareholders of record at the close of business on February 27, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     We hope you plan to attend the Meeting in person, but in any event you are urged to mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be voted in accordance with your wishes. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy.

                                              By Order of the Board of Directors

                                                                MICHAEL D. FICKE
                                                                  Secretary

New York, NY
February 29, 1996

                                  ALFIN, INC.

                   720 FIFTH AVENUE, NEW YORK, NEW YORK 10019

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Alfin, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held March 28, 1996, at 3:00 p.m. (New York time) at the Omni Berkshire Hotel, 21 East 52nd Street, New York, New York, and any adjournment thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Shareholders and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about February 29, 1996, to all shareholders of record on February 27, 1996. Shares of the Company's Common Stock, $.01 par value ("Common Stock"), represented by proxies will be voted as hereinafter described or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Meeting and voting in person.

     The persons named as proxies are Jean Farat, Chairman of the Board of the Company, and Michael D. Ficke, Secretary of the Company. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

                                 VOTING RIGHTS

     Only holders of shares of Common Stock of record at the close of business on February 27, 1996 will be entitled to vote at the Meeting. On February 27, 1996, the Company had 11,612,926 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter. Holders of shares of Common Stock are not entitled to cumulative voting rights.

     The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a plurality of the shares cast at the Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares cast at the Meeting and entitled to vote will be required to act on all other matters to come properly before the Meeting. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be treated as a vote against such matter. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not cast.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of February 27, 1996 regarding (i) the share ownership of the Company by each person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, (ii) the share ownership of the Company of each director; and the Chief Executive Officer and the other 4 most highly paid current executive officers of the Company who earned in excess of $100,000 during the Company's last fiscal year (the "Named Executives") and (iii) the share ownership of the Company of all directors and Named Executives, as a group.

                                                              AMOUNT OF COMMON STOCK     PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED        CLASS(1)
------------------------------------------------------------  ----------------------     ----------
Elisabeth Fayer,
  3143040 Canada Inc.,
  Fine Fragrances
  Distribution, Inc. ("FFD")
  3420 rue Drummond.........................................         7,188,935(2)           62.4
Jacques Desjardins..........................................           100,000               0.8
Jean Farat..................................................               -0-               -0-
Elisabeth Fayer.............................................           100,000               0.8
Steven Korda................................................           100,000               0.8
Suzanne Langlois............................................           100,000               0.8
Adrienne Newman.............................................           600,000               5.2
All Directors and Executive Officers as a Group (6
  Persons)..................................................         8,188,935              71.0

---------------

(1) For purposes of computing these percentages, shares not outstanding but beneficially held through contract rights, stock options or warrants exercisable within 60 days from the date hereof are deemed outstanding with respect to such individual(s). Based upon 11,519,311 shares of Common Stock outstanding on February 16, 1996.

(2) Consists of 7,188,935 shares of Common Stock which are owned of record by FFD a wholly-owned subsidiary of 3143040 Canada, Inc. of which Elisabeth Fayer is the sole owner. Elisabeth Fayer, through 3143040 Canada Inc., has investment and voting discretion with respect to all shares owned by FFD.

                      PROPOSAL I -- ELECTION OF DIRECTORS

NOMINATIONS AND ELECTION OF DIRECTORS

     The Board has nominated Jacques Desjardins, Jean Farat, Elisabeth Fayer, Steven Korda and Suzanne Langlois (all of whom are members of the present Board) to serve as directors of the Company until the 1997 Annual Meeting of Shareholders and until their successors have been elected and qualified.

     Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board of Directors may recommend. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION COVERING NOMINEES

     The following table sets forth the names of the nominees and certain information with regard to each nominee.

     NAME OF NOMINEE       AGE     DIRECTOR SINCE                 POSITION WITH COMPANY
-------------------------  ---     --------------     ---------------------------------------------
                           44         Jun. 1995       Chairman of the Board and Chief Executive
Jean Farat...............                             Officer
Jacques Desjardins.......  62         Nov. 1992       Director
Elisabeth Fayer..........  49         Nov. 1992       Director
Steven Korda.............  55         Nov. 1992       Director
Suzanne Langlois.........  42         Nov. 1992       Director

     JEAN FARAT, a French citizen, was elected as Chairman of the Board and Chief Executive Officer in June 1995. For the past three (3) years Mr. Farat has acted as Vice Chairman of a private investment Company in France. For more than five (5) years prior thereto, Mr. Farat was the Chief Executive Officer of Sopagri, S.A. a publicly traded French investment company.

     JACQUES DESJARDINS, a Canadian citizen, was elected a director of the Company in November 1992 and has for more than the past five (5) years been engaged in private practice as a general legal advisor (a notary and title attorney) in Montreal, Quebec, Canada.

     ELISABETH FAYER, a Canadian citizen, was elected a director of the Company in November 1992 and for more than the past five (5) years through various privately owned holding corporations controlled by herself and late her husband, Erich Fayer, has owned and operated various commercial properties situated in Canada, as well as various perfume producing and distributing corporations in France, including the French designer, Pierre Balmain.

     STEVEN KORDA, a Canadian citizen was elected a director of the Company in November 1992 and has for more than the past five (5) years been the principal of Korda & Associates, a law firm located in Montreal, Quebec, Canada, engaged in the general and commercial practice of law.

     SUZANNE LANGLOIS, a Canadian citizen was elected a director of the Company in November 1992 and has been legal counsel to Zanimob Distributions Inc., a privately owned Canadian holding corporation affiliated with Elisabeth Fayer from January 1981 to the present.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

     The business and affairs of the Company are managed by the Board of Directors, which met or acted by unanimous written consent 4 times during fiscal 1995. During fiscal 1995 all current directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served held during fiscal 1995. The Board maintains standing Executive, Stock Option and Audit Committees, but has no Nominating or Compensation Committees.

     The Executive Committee is composed of Elisabeth Fayer and Jean Farat and has the authority of the Board of Directors in the management of the business and the affairs of the Company, except as prohibited by law or the Company's By-Laws. The Executive Committee did not have any formal meetings during fiscal 1995.

     The Stock Option committee is composed of Jacques Desjardins and Steven Korda. It reviews and make recommendations to the Board of Directors on officer and senior employee compensation and stock awards and generally oversees matters relating to compensation, including nonmonetary benefits of employees of the Company. The Stock Option Committee did not have any meetings during fiscal 1995.

     The Audit Committee is composed of Jacques Desjardins and Steven Korda. The Audit Committee recommends engagement of the Company's independent accountants, reviews the scope of the audit and the activities and recommendations of the auditors, and considers comments made by the independent accountants with respect to weaknesses in the internal controls and consideration given or corrective action taken by management. The Audit Committee did not have any meetings during fiscal 1995.

                               EXECUTIVE OFFICERS

     Set forth below is certain information, as of February 16, 1996, regarding the executive officers of the Company:

                                                                                       EXECUTIVE
                                                                                        OFFICER
                NAME                   AGE            POSITION WITH COMPANY              SINCE
-------------------------------------  ---     -----------------------------------    -----------
Jean Farat...........................  44      Chairman of the Board, Chief            June 1995
                                               Executive Officer
Adrienne Newman......................  53      Executive Vice President; President    April 1990
                                               and Chief Executive Officer of
                                               Adrien Arpel Inc.
Michael D. Ficke.....................  40      Vice President; Chief Financial         July 1989
                                               Officer; Secretary

     Information with respect to Jean Farat is set forth under "Information Covering Nominees."

     ADRIENNE NEWMAN joined the Company as an Executive Vice President in April 1990 and has served in this capacity since that time. Since April 1990, Ms. Newman has also served as President and Chief Executive Officer of the Company's Adrien Arpel, Inc. subsidiary. For more than five years prior thereto, Ms. Newman served as Chairman of the Board and Chief Executive Officer of Adrien Arpel, Inc.

     MICHAEL D. FICKE joined the Company in July 1989. Mr. Ficke served Alfin, Inc. as Corporate Controller until his promotion to Vice President and Chief Financial Officer in November 1993. Mr. Ficke is a C.P.A. and prior to his joining the Company in 1989 served as Assistant Controller of Chanel Inc., a manufacturer and distributor of fragrance and cosmetic products.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended July 31, 1995, 1994, and 1993 respecting all compensation awarded to, earned by or paid to the two Chief Executive Officers in fiscal 1995 and all other Named Executives in all capacities in which each such officer served. Two other officers of Adrien Arpel Inc., are not included as Named Executives because they do not perform policy making functions for the Company.

                                                                                               LONG TERM COMPENSATION
                                                                                             --------------------------
                                                                     ANNUAL COMPENSATION                     SECURITIES
                                                                    ---------------------    OTHER ANNUAL    UNDERLYING
               NAME AND PRINCIPAL POSITION                  YEAR    SALARY $     BONUS $     COMPENSATION     OPTIONS
----------------------------------------------------------  ----    --------    ---------    ------------    ----------
Jean Farat................................................  1995    $ 33,750    $     -0-      $    -0-(1)         -0-
  Chairman and Chief Executive Officer
Mayer D. Moyal............................................  1995     222,131          -0-           -0-(1)         -0-
  Chairman and Chief Executive Officer(2)                   1994     116,900          -0-           -0-(1)     300,000
Adrienne Newman...........................................  1995     250,000    3,374,990(3)     65,000(4)         -0-
  President and Chief Executive Officer                     1994     250,000      986,488(3)     65,000(4)   1,000,000
  of Adrien Arpel, Inc.                                     1993     250,000          -0-        65,000(4)         -0-

---------------

(1) Excludes personal benefits which did not exceed the lesser of $50,000 or 10%, on an annual basis, of such other officers salary and bonus.

(2) Terminated as of June 19, 1995.

(3) Represents commissions paid to Ms. Newman based on 1/3 of the revenues received by the Company from television sales of cosmetics net of direct expenses.

(4) Represents a non-accountable expense allowance of $65,000.

YEAR-END OPTION VALUES TABLE

     The following table sets forth information at July 31, 1995, respecting exercisable and non-exercisable options held by the Named Executives. During fiscal 1995, none of the Named Executives exercised options. The table also includes the value of "in-the-money" options which represents the spread between the exercise price of the existing stock option and the year-end price of the Common Stock.

                                                   NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS HELD AT              IN-THE-MONEY OPTIONS
                                                       JULY 31, 1995             HELD AT JULY 31, 1995(3)
                                                ---------------------------     ---------------------------
                                                                    NOT                             NOT
                                                EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
                                                -----------     -----------     -----------     -----------
Adrienne Newman(1)............................    100,000             -0-         $   -0-         $   -0-
Adrienne Newman(2)............................    500,000         500,000         $   -0-         $   -0-

---------------

(1) 100,000 Warrants granted 4/4/90 $1.625.

(2) 1,000,000 Warrants granted 11/19/93 $1.25.

(3) Based on a July 31, 1995 closing price of $1.25.

EMPLOYMENT AGREEMENTS

     Ms. Newman is employed pursuant to an employment agreement with the Company dated as of April 4, 1990 as amended November 18, 1991 and November 19, 1993. This agreement terminates on the earliest to occur of (i) April 4, 1998, (ii) the last day of any month in which Ms. Newman dies, (iii) the last day of the month in which the Company elects to terminate Ms. Newman's employment due to physical or mental disability, (iv) the termination by the Company of Ms. Newman's employment for "good cause," as defined, and (v) the termination of television marketing efforts after April 4, 1995. Pursuant to this agreement, Ms. Newman serves as Executive Vice President of the Company and President and Chief Executive Officer of the Company's Adrien Arpel, Inc. subsidiary at an annual base salary of $250,000. Ms. Newman's employment agreement also provides for a non-accountable expense allowance of $65,000 per year and benefits under certain of the Company's insurance, pension and other fringe benefit programs. In addition, this agreement prohibits Ms. Newman, during its terms, from "engaging or being interested in," as defined, any business which operates leased beauty cosmetics departments or concessions in stores, or which acts as a direct vendor of or advisor with respect to cosmetics or facial services to any store which is a member of a retail group which the Company does business at the time Ms. Newman's employment terminates, or which is competitive with the business activities of a business which is using the "Adrien Arpel" name and trademark under license from Adrien Arpel, Inc. at the time Ms. Newman's employment with the Company terminates. In September, 1991, the Company entered into an incentive compensation plan agreement with Ms. Newman pursuant to which she is paid an annual bonus based on 11% of the annual pre-tax profits (as defined in the agreement) of Adrien Arpel, Inc. for each fiscal year during her employment commencing with the fiscal year August 1, 1991 through July 31, 1994. No bonus compensation was earned for fiscal 1993 or 1994 since there were no pre-tax profits as calculated. Ms. Newman is entitled to receive 1/3 of revenues from television sales of cosmetics after deducting direct expenses. For fiscal 1995 and 1994 she received $3,374,990 and $986,488, respectively, from such revenues.

     Ms. Langlois has been providing consulting services to the Company at a rate of $9,600 per annum, commencing in December 1992. This was increased to $16,800 per annum effective November 1, 1994. These services consist of legal advice on contract matters as requested by the Company, are not full time and may be terminated by the Company at will. There is no written agreement between the Company and Ms. Langlois.

     Ms. Fayer was retained to provide consulting services to the Company and Adrien Arpel, Inc. commencing November 1, 1994 at an annual rate of $84,000. This was increased to $290,000 per annum effective May 1, 1995. Ms. Fayer is responsible for assisting in the purchase of package components and premium items for the Company and Adrien Arpel, Inc. There is no written agreement between the Company and Ms. Fayer.

     Mr. Farat has been providing financial services to the Company since June 1995 at a rate of $270,000 per annum, plus certain benefits which do not exceed 10% of his compensation.

     Mr. Ficke is currently an employee earning less than $100,000 per annum and does not have a written employment agreement.

COMPENSATION FOR SERVICES AS DIRECTOR

     Each Director who was not also an officer or employee of the Company (Messrs. Desjardins and Korda for fiscal 1994) received $650 per meeting or $200 for telephonic participation. Directors who are officers or employees of the Company receive no additional compensation for attendance at Board of Directors or Committee meetings.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors is responsible for matters pertaining to compensation of officers, including the Named Executives and key employees, as well as stock awards for all employees. The Board is advised on these matters by the Stock Option Committee. The following report is presented by the Board.

     The Board of Directors executive compensation program is designed to attract, reward and retain executives who are important to the Company's long term viability and success and to provide compensation that is competitive with that of companies of comparable size and stature in the cosmetics and fragrance industries. These comparable companies are not included on the Dow Jones Cosmetic/Consumer Care Index, and generally have sales in the $20,000,000 to $50,000,000 range, are engaged in the fragrance and/or cosmetics industry and are primarily privately owned. The Board of Directors has access to compensation professionals, such as executive recruiters, in determining execute compensation.

     With respect to all employees other than Adrienne Newman, the basic component of executive compensation was salary. Ms. Newman's compensation was continued at a base of $250,000 plus a non-accountable expense allowance of $65,000 in extending the term through 1998 of her employment agreement. In addition she was granted a 1/3 share of television sales of cosmetics after deducting direct expenses. The large compensation received by Ms. Newman and the extension of the employment contract, directly reflect her vital role in generating the substantial part of the Company's revenues.

                             THE BOARD OF DIRECTORS
                               Jacques Desjardins
                                   Jean Farat
                                Elisabeth Fayer
                                  Steven Korda
                                Suzanne Langlois

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Fayer and Mr. Farat participated on the Board of Directors in the making of compensation discussions although each abstained in the consideration of their respective compensation as a Consultant and the Chief Executive Officer, respectively.

                    PROPOSAL II -- RATIFICATION OF SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board believes it appropriate to submit for ratification by the shareholders its selection of Arthur Andersen & Co. as independent public accountants for the Company for fiscal year 1996. Arthur Andersen & Co. has served as independent accountants for the Company since fiscal year 1983. Representatives of Arthur Andersen & Co. are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise specified, shares represented by proxies will be voted for ratification of Arthur Andersen & Co. as independent public accountants. If the shareholders do not so approve, the selection of independent public accountants will be reconsidered by the Board.

                   FIVE-YEAR SHAREHOLDER RETURN COMPENSATION

     The graph below compares the cumulative total return of the Company against the American Stock Exchange Composite Index and the Standard & Poor's Cosmetics/Consumer Goods Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG AMERICAN STOCK EXCHANGE COMPOSITE INDEX,
      STANDARD & POOR'S COSMETICS/CONSUMER GOODS INDEX AND ALFIN, INC.(1)

                                                  STANDARD &
                                   AMERICAN       POOR'S COS-
                                   STOCK EX-         MET-
      MEASUREMENT PERIOD          CHANGE COM-    ICS/CONSUMER
    (FISCAL YEAR COVERED)        POSITE INDEX    GOOD S INDEX     ALFIN, INC.
1990                                       100             100             100
1991                                       104             148              50
1992                                       111             188              50
1993                                       124             193              50
1994                                       124             242              48
1995                                       161             284              50

---------------
(1) Total return assumes reinvestment of dividends. The Company did not declare dividends on its Common Stock during the period set forth above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Adrien Arpel, Inc. subsidiary periodically retains Display Creations, Inc., a promotional display creator, to supply Adrien Arpel, Inc. with point of purchase displays. Mr. Ronald Newman, husband of Ms. Adrienne Newman, Executive Vice President of the Company and President and Chief Executive Officer of the Company's Adrien Arpel, Inc. subsidiary, is the sole owner of Display Creations, Inc. For the fiscal year 1995, Adrien Arpel, Inc. paid Display Creations, Inc. $0 for services rendered. Adrien Arpel, Inc. intends to retain Display Creations, Inc. from time to time throughout fiscal 1996 to supply point of purchase displays. It is anticipated that payments by Adrien Arpel, Inc. to Display Creations, Inc. during fiscal 1996 will exceed $60,000 in the aggregate.

     The Company purchases inventory from vendors related to FFD. For the year ended July 31, 1995, the Company made inventory purchases from vendors related to FFD of $211,033.

                            INDEPENDENT ACCOUNTANTS

     The Company has engaged Arthur Andersen & Co. as independent public accountants for the Company for fiscal year 1996. Arthur Andersen & Co. has served as independent accountants for the Company since fiscal year 1983. Representatives of Arthur Andersen & Co. are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

                                 ANNUAL REPORT

     The Annual Report for the fiscal year ended July 31, 1995, including financial statements, is being furnished herewith to shareholders of record on February 27, 1996. The Annual Report does not constitute a part of the proxy soliciting material.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder desiring to present proposals to shareholders at the 1997 Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before October 30, 1996. All such proposals should be in compliance with applicable SEC regulations.

                                          By Order of the Board of Directors

                                          Michael D. Ficke
                                          Secretary

--------------------------------------------------------------------------------

                                  ALFIN, INC.
                   720 FIFTH AVENUE, NEW YORK, NEW YORK 10019
                ANNUAL MEETING OF SHAREHOLDERS -- MARCH 28, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jean Farat and Michael D. Ficke, or either of them proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock, $.01 par value, of Alfin, Inc. (the "Company") held of record by the undersigned on February 27, 1996, at the Annual Meeting of Shareholders to be held March 28, 1996 and at any adjournment thereof.

  (1) Election of Directors

      / / FOR all nominees listed below                        / / WITHHOLD AUTHORITY to
        (except as indicated otherwise below)                    vote for all nominees listed below

      INSTRUCTION: To withhold authority to vote for an individual nominee, write such nominee's name in the space below.

      NOMINEES: Jacques Desjardins, Jean Farat, Elisabeth Fayer, Steven Korda and Suzanne Langlois.

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
  (2) Ratify the selection of Arthur Andersen & Co. as independent public        FOR     AGAINST     ABSTAIN
      accountants for the Company.                                               / /       / /         / /
  (3) In their discretion, the proxies are authorized to vote upon such matters  FOR     AGAINST     ABSTAIN
      as may come before the meeting or any other adjournment thereof.           / /       / /         / /

                (CONTINUED AND TO BE SIGNED AND DATED ON OTHER SIDE)

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

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE
UNDERSIGNED SHAREHOLDER, IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1), (2) AND (3), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all the said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

                                                  ------------------------------

                                                  ------------------------------
                                                  Dated:                  , 1996

                                                  Please date this Proxy and
                                                  sign your name exactly as it
                                                  appears hereon. When there is
                                                  more than one owner, each
                                                  should sign. When signing as
                                                  an attorney, administrator,
                                                  executor, guardian, or
                                                  trustee, please add your title
                                                  as such. If executed by a
                                                  corporation, this Proxy should
                                                  be signed by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized persons.

     PLEASE DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
              NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

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